UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2019

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code    (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2019 (the “Closing Date”), Constellation Brands, Inc. (the “Company” or “Constellation”) and Bank of America, N.A., as administrative agent, (the “Administrative Agent”) and lender (the “Lender”) entered into a term loan credit agreement (the “2019 Term Loan Credit Agreement”). See Item 8.01 which is incorporated herein by reference.

Item 8.01	Other Events.

On June 28, 2019, Constellation Brands, Inc. and Bank of America, N.A., as administrative agent and lender, entered into the 2019 Term Loan Credit Agreement.

The 2019 Term Loan Credit Agreement provides for a $491,250,000 five-year term loan facility (the “2019 Five-Year Term Facility”).

The 2019 Five-Year Term Facility is subject to amortization payments of 5% per annum, with the balance due and payable on the fifth anniversary of the Closing Date (as defined in the 2019 Term Loan Credit Agreement). The 2019 Five-Year Term Facility will be repaid in quarterly payments of principal equal to 1.25% of the original aggregate principal amount of the 2019 Five-Year Term Facility, with the unpaid balance due and payable on the fifth anniversary of the Closing Date.

The rate of interest payable under the 2019 Term Loan Credit Agreement, at the Company’s option, will be equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin is adjustable based upon the Company’s Debt Rating, as defined in the 2019 Term Loan Credit Agreement. The margin with respect to the 2019 Five-Year Term Facility is between 0.75% and 1.375% for LIBOR borrowings and 0.00% and 0.375% for Base Rate borrowings. In certain circumstances where LIBOR cannot be adequately ascertained or available, the 2019 Term Loan Credit Agreement provides a mechanism to provide for the replacement of LIBOR with an alternative benchmark rate.

The obligations under the 2019 Term Loan Credit Agreement are guaranteed by certain subsidiaries of the Company (the “Guarantors”) pursuant to a guarantee agreement, dated as of June 28, 2019 (the “Guarantee Agreement”). The Guarantors under the 2019 Term Loan Credit Agreement are the same subsidiary guarantors as under the Company’s Eighth Amended and Restated Credit Agreement dated as of September 14, 2018, among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto (the “Senior Credit Agreement”). Each of the Guarantors unconditionally and irrevocably guaranteed to the 2019 Term Loan Credit Agreement Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance of the indebtedness and other monetary obligations of the Company under the 2019 Term Loan Credit Agreement.

The 2019 Term Loan Credit Agreement sets forth certain representations and warranties of the Company to the Administrative Agent and the Lender. The Company and its subsidiaries are also subject to covenants that are contained in the 2019 Term Loan Credit Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, transactions with affiliates, and sale and leaseback transactions, in each case subject to numerous conditions, exceptions and thresholds. The financial covenants are limited to a minimum interest coverage ratio and a maximum net leverage ratio.

The 2019 Term Loan Credit Agreement provides for specified events of default some of which provide for grace periods, including failure to pay any principal or interest when due, any representation or warranty made by the Company proving to be incorrect in any material respect, failure to comply with covenants or conditions, defaults relating to other material indebtedness, certain insolvency or receivership events affecting the Company or its subsidiaries, the Company or its subsidiaries becoming subject to certain judgments, a change in control of the Company, or the seizure of property in connection with a criminal offense under the Controlled Substances Act.

In the event of a default, the Administrative Agent may, and at the request of the Required Lenders (as that term is defined in the 2019 Term Loan Credit Agreement) must, declare all obligations under the 2019 Term Loan Credit Agreement immediately due and payable. For certain events of default related to insolvency and receivership, the commitments of the Lender will be automatically terminated, and all outstanding obligations of the Company will become immediately due and payable.

The Company used the proceeds of borrowings under the 2019 Term Loan Credit Agreement to reduce its borrowings by repaying in full the U.S. Term A-1 Loans under its Senior Credit Agreement.

The Lender and the Administrative Agent and its respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with the Lender and its affiliates. The Lender and the Administrative Agent is a lender under a certain credit facility to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facility is secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands, and certain Sands family entities.

The above descriptions of the 2019 Term Loan Credit Agreement and the Guarantee Agreement are qualified in their entirety by the terms of the 2019 Term Loan Credit Agreement and the Guarantee Agreement, as applicable, which are respectively attached hereto as Exhibit 4.1 and Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	2019 Term Loan Credit Agreement dated as of June 28, 2019, by and among the company, Bank of America, N.A., as Administrative Agent and Lender (filed herewith). *

(10)	MATERIAL CONTRACTS

(10.1)	Guarantee Agreement (2019 Term Loan Credit Agreement) dated as of June 28, 2019, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto in favor of Bank of America, N.A., as Administrative Agent and Lender under the 2019 Term Loan Credit Agreement. (filed herewith)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 3, 2019	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein

Executive Vice President and Chief Financial Officer